SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 5, 2006

FUEGO ENTERTAINMENT, INC.
(Exact name or registrant as specified in its charter)

Nevada	20-2078925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19250 NW 89th Court, Miami, Florida 33018
(Address of Principal Executive Offices, Including Zip Code)

(305) 829-3777
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure Of Directors Or Principal Officer; Election Of Directors; Appointment Of Principal Officers

Felix Danciu and Juan Pablo Santos have been added to the board of directors. It is anticipated that Mr. Danciu and Mr. Santos will be nominated for election to Fuego's Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

Mr. Danciu and Mr. Santos both bring tremendous leadership and corporate experience to the Board,' said Hugo Cancio, CEO. 'They will complement each other with notable skills in the media industry, Mr. Danciu in finance and Mr. Santos in production. We will continue to strengthen ourselves by achieving the right balance of expertise in achieving our goal of becoming a media conglomerate.'

Mr. Danciu is an investment banker specializing in leveraged buyouts and corporate finance. An expert in financial analysis and securities valuation, Mr. Danciu has completed numerous corporate transactions and has extensive knowledge and experience in the research and trading of equity strategies and high-yield bonds. Mr. Danciu founded Olive Capital LLC in 2002 as a private merchant and investment bank focused on middle-market companies. He is a graduate of Cornell University with degrees in economics and government. In addition to serving on the board of directors as an independent member, Mr. Danciu will also serve as Chairman of the Audit Committee and is qualified and designated by the Company to be its Audit Committee Financial Expert.

Mr. Santos is the president and owner of R.O.C. Productions, a multimedia consulting company for the U.S. Hispanic market. He began his career with the first cable TV station in Colombia, later moving to Madrid, Spain, to study TV and film production. After completing post-graduate studies at the prestigious Vancouver Film School in Canada, he moved to Miami, Florida, where he started work as a producer for SKY Latin America. Within four years, he became vice president of creative services for SKY and left in 2003 to set up TV COLOMBIA, a satellite and cable channel targeting the Colombian community around the world. Later, Mr. Santos was a key factor in the re-launch of DIRECTV Latin America in April of 2005. For the past 15 months, Mr. Santos has worked in the creation and development of a new free television channel for the island of Puerto Rico targeting 16- to 34-year-olds with quality, locally made television; he is currently vice-president of this endeavor.

Item 8.01. Other Events

On June 27, 2006, Manakoa Services Corporation issued a press release to announce it has retained Martinez-Ayme Securities for Investment Banking Services. Martinez-Ayme Securities of Miami, Florida, will provide a full suite of investment banking services that will aid Manakoa's new business development that addresses the global need for anti-counterfeiting and product diversion technology.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No. Description

99.1     Press Release issued by FUEGO ENTERTAINMENT, INC., dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

FUEGO ENTERTAINMENT, INC.,

Date: 7/5/2006	By:	/s/ Hugo M. Cancio
Hugo M. Cancio
Title: Principal Executive Officer